PRIVATE AND CONFIDENTIAL

Armco & Metawise (H.K) Limited
Room 1407, China Resources Building, 26 Harbour Road,
Wanchai, Hong Kong

Date: March 25th, 2009

Dear Sirs,

Uncommitted Trade Finance Facilities for United States Dollars Ten Million Only (USD 10,000,000.00)

We, RZB Austria Finance (Hong Kong) Limited (the "Lender") are pleased to set out the terms and conditions upon which we wJlJ consider requests made by the Borrower (as specified below) for the Following facilities (the "Facilities").

1. Borrower(s):

Name:                                                                           Armco & Metawise {H.K} limited
Country of Incorporation:                                                                Hong Kong SAR
Company Registration No.:                                                                           763031
Address:                                                                Room 1407, China Resources Building,
26 Harbour Road,
Wanchai, Hong Kong

2. Type and Amount of the Facilities:

(a)
Total Facilities Amount: USD 10,000,000.00 (United States Dollars Ten Million Only) maximum but in no circumstances shall the outstanding of any type of Facility exceed the respective facility sub-limits set out below.

(b)	Available for: Sub- Limit

(i)	Back-to-Back L/Cs: Issuance of commercial letters of
credit (the ''L/C'') against the lodging of master L/Cs
acceptable to the lender (the "Master L/C");                                                                                     USD 10, 000,000.00

(ii)           Master L/C Financing against
documents presented under Master
L/C by advancing funds to the Borrower;
                  USD 10,000,000.00

RIB Austria Finance (Hong Kong) Limited
Tel: (852) 2869 6610      (852) 2730 2112
Fax : (852) 2730 6028
SWIFT: RZBAHKHH
New Add: Unit 2106-8, 21/F., Tower  1, Lippo Center, 89 Queensway, Hong Kong

Armco & Metawise / No. 2009032508059000

(iii)           Export L/c Financing against
documents presented under export
L/Cs acceptable to the lender (the
"Export l/C"1 by advancing funds to
the Borrower.                                                                                     USD 10,000,000.00

3.Commission, Charges (excluding out of pocket expense) and Interest:

L/C issuance commission:                                                                           1/8% quarterly, min USD 500.00
L/C financing/Negotiation commission:                                                                                     1/8% flat, min USD 500.00
Commission-in-lieu:                                                                                     1/8% flat, min USD 500.00
Collection commission:                                                                                     1/10% flat, min USD 500.00

Interest Rate:

-L/C Financing/Discounting before acceptance:                                                                                                Cost of funds + 250bp p.a.

-L/C Financing/Discounting after acceptance:
Cost of Funds + 200bp p.a. for the L/C issued by Agricultural Bank of China, Bank of China, Industrial & Commercial. Bank of China, China Construction Bank and Bank of Communications; and case by case for the L/C issued by other banks.

Cost of funds shall be determined at the sole discretion by the lender by reference to its funding cost for the relevant interest period and relevant currency in respect of the Facilities under this letter.

Without prejudice to any clauses or any of the lender's rights contained in this letter, the lender may recall the Facilities at anytime at its sole discretion upon the occurrence of any event which causes a material market disruption in respect of unusual movement in the level of funding costs to the lender or the unusual loss of liquidify in the funding market. For the avoidance of doubt, the lender has the sole discretion to decide whether or not such event has occurred. The lender will inform the Borrower upon occurrence of any market disruption.

All other charges of the lender are subject to the lender's Schedule of Charges.

The interest payable on L/C Financing / Discounting shall be calculated in US Dollars ("USD") on the basis of actual days elapsed and 360 days per year and shall be deducted up-front from the proceeds of L/C Financing / Discounting.

Armco & Metawise / No. 2009032508059000

The Lender reserves the right at anytime to amend the commission and charges and to debit the Borrower's account with interest, charges, fees, insurance premiums, normal lender charges, expenses incurred on the Borrower’s behalf and all monies in connection with the Facilities.

4. Purpose:

To facilitate the Borrower's purchase of iron ore, chrome ore, manganese ore and nickel ore (the "Goods") from suppliers acceptable to the lender (individually or collectively the "Supplier”) by L/C for sales against Master L/C or Export L/C to the final off-takers acceptable to the lender (individually or collectively the “Off-taker").

5. Tenor:

Final maturity of the Facilities is May 31st, 2010.

Notwithstanding the above, the Facilities are repayable on demand and the lender has the overriding right at any time to require immediate payment under the Facilities.

6. Application of Monies:

The Lender may apply any sum received from the Borrower to payor settle any principal, interest, fees or any other amount due under the Facilities in such proportions and order and generally in such manner as the Lender shall determine.

7. Collateral/Security:

(a)           Letter of Pledge;
(b)           Trade Finance Security Assignment;
(c)           Power of Attorney to act and sue on behalf of the Borrower;
(d}           Third Party Charge over Cash Deposits on the accounts held with Raiffeisen
Zentralbank Oesterreich AG Beijing Branch (the “Bank”) from the Borrower in favor of the lender.
(el           Unconditional and irrevocable personal guarantee issued by Mr. Yao
Kexuan (the “Guarantor") in favor of the lender with the Net Worth Statement duly signed by the Guarantor in form and substance acceptable to the Lender.

8. Applications for the facilities:

(a)
Each application made by the Borrower to use any of the Facilities in whole or in part shall be a    utilization request by the Borrower to the lender to extend financing on the terms and conditions set out or referred to in this letter. No commitment by the lender to extend financing shall arise under this letter until any application by the Borrower is accepted by the lender either expressly or by its extending such facilities to the Borrower.

Armco & Metawise / No. 2009032508059000

(b)	Such applications shall be made, where applicable, on the lender's standard forms and supported by such documentation that the lender may require.

(c)
No applications by the Borrower to use any of the Facilities will be accepted by the lender unless  the Borrower complies with the terms and conditions set out or referred to in this letter, the conditions precedent set out in Clause 9  (Conditions Precedent) and such other conditions as the lender may impose from time to time.

(d)
Acceptance by the lender in respect of any application made by the Borrower is subject to the Lender's overriding right of repayment on demand, amending, canceling and/or restructuring any of the Facilities and/or pricing at the Lender's sole discretion.

9. Conditions Precedent:

Granting of the Facilities by the lender is discretionary in nature. Each utilization request by the Borrower is further subiect to Clause 8 (Applications for the Facilities) and the fulfillment of the following conditions precedent:

(a) The Lender shall have received:
(i)           certified true copies of the Borrower's statutory/constitutional documents
(certificate of incorporation, memorandum and articles of association, excerpt from commercial register, etc.);
(ii)           this letter duly executed by the Borrower together with a certified copy of the board resolution resolving or approving the acceptance of the Facilities and the provision of any collateral/security as required in Clause 7 (Collateral/Security), in form and substance acceptable to the lender;
(iii)           legal opinion from counsel(s) acceptable to the lender, if required;
(iv)           all necessary approvals and registrations, which may be required- in connection with the Facilities to be granted thereunder, have been obtained from Hong Kong and PRC governmental authorities, including SAFE and any other governmental authorities, in form satisfactory to the Lender.

(b) All security / legal documentation mentioned in Clause 7 (Collateral/Security) duly executed and properly registered if required.

(c) Opening of respective account with the Bank.

(d) A list from the Borrower confirming its existing current account list, bank facilities and respective current outstanding and outstanding corporate guarantees issued for any third party as of the date of the Letter.

(e) Not later than 3 business days prior to the issuance of any L/C, the lender shall have received;
(i)           a duly completed application to issue an L/C in form and substance acceptable to the lender;

Armco & Metawise / No. 2009032508059000

(ii)           copy of purchase contract between the Borrower and the Supplier in form and substance acceptable to the Lender;
(iii)	copy of sales contract between the Borrower and the Off-taker in form and substance acceptable to the Lender;
(iv)           marine insurance cover note or policy, in form and substance acceptable to the Lender, to be endorsed to order of the Lender or to show the Lender as loss payee, and satisfactory evidence for payment of the premium, as and when required;
(v)           pre-signed blank bills of exchange, invoices and pocking lists and any other necessary documents the Lender may request from time to time;
(vi)           the Master L/C, which is to be advised through and deposited with the Lender and, if required, confirmed by a bank specified by the Lender;

(f) For Export L/C Financing, the lender shall have received:

(i)           a written request from the Borrower for Export L/C Financing in form and substance acceptable to the Lender;
(ii)           copy of purchase contract between the Borrower and the Supplier in form and substance acceptable to the Lender;
(iii)           copy of sales contract between the Borrower and the Off-taker in form and substance acceptable to the lender;.
(iv)           the Export L/C, which is to be advised through and deposited with the
Lender and, if required, confirmed by a bank stipulated by the Lender.

10. Warranties and Undertakings:

(a)	All payments due to be made by the Borrower under this Letter shall be made not later than 11:00 a.m. on the relevant day by effecting payments to the Borrower's account held with the Bank;

(b)
The Borrower shall deliver to the Lender such documents of title, which are being financed in connection with the relevant L/C and contain' such endorsement satisfactory to the Lender in all respects. Any bill of lading shall be in full set and made out to the order of the Lender or to order and blank endorsed;

(c)	The Lender shall have the sole discretion to accept or reject terms or conditions of any of the L/C to be issued;

(d)	The beneficiary of the L/C shall inform the Lender of full shipping details as well as the Expected Time of Arrival ("ETA”) of the vessel at least seven (7) days before arrival of goods;

(e)
The lender shall have the absolute discretion to apply any proceeds arising out of Master L/C Financing, Export L/C Financing and/or sale of the Goods to settle the corresponding import obligations and/or indebtedness owned by the Borrower to the lender when due;

Armco & Metawise / No. 2009032508059000

(f)	All payments in connection with the Facilities shall be routed through the Borrower's account held with the Bank;

(g)	Any Master L/C issued by a bank on behalf of Henan Armco and Metawise Trading Co., limited is not acceptable to the lender;

(h)
There does not exist any encumbrances, mortgage, lien, pledge on any of the Borrower's assets, both present and future undisclosed and/ or unacceptable by the lender and the Borrower must not create or permit to exist any mortgage, pledge, lien, charge, assignment, or hypothecation or security interest or any other agreement or arrangement having the effect of conferring security over any of the Borrower's assets without the lender's prior written consent;

(i)
The Borrower must procure that all their obligations in relation to the Facilities will at all times rank pari passu in terms of security and support (including third party) with all their other present and future obligations, except for the obligations mandatorily preferred by law applying to companies generally;

(j)
The Borrower shall furnish to the lender within 60 days after the end of half year a copy of their interim financial statements and 120 days after the end of each financial year a copy of its annual audited financial statements;

(k)
The Borrower shall furnish to the lender such other information concerning the Borrower's business, properties, condition or operations, financial or otherwise, as the lender may from time to time reasonably request;

(l)	The Borrower shall promptly inform the lender if there is any material adverse change of its operations or financial position;

(m)	The Borrower shall promptly inform the lender if any termination event or event of default has occurred or is likely to occur under any agreement with the lender or other creditors;

(n)
Notwithstanding any provisions stated in this letter, the Facilities are repayable on demand by the lender. The lender may at any time by written notice to the Borrower immediately terminate, cancel or suspend the Facilities or otherwise modify the Facilities without the consent of any party. The Borrower shall upon notice pay to the lender immediately available funds with an amount equal to the aggregate of its liabilities (both adual and contingent and whether or not matured) which sum shall be credited forthwith to an escrow account with the Bank to be applied at the lender's sole absolute discretion towards the settlement and discharge of its liabilities and obligations on any account;

Armco & Metawise / No. 2009032508059000

(o)
Notwithstanding any provision in the letter, the lender has absolute discretion to sell the Goods by auction or otherwise, at prevailing market price or invoice value to any buyer without having to seek prior consent or agreement from the Borrower. Any sum of money recovered from the sale of Goods shall be applied at the lender's discretion towards the settlement and discharge of liabilities or obligations of the Borrower on any account. All fees, charges, commissions, and/or expenses incurred in or in connection with the sale of the Goods shall be borne by the Borrower;

(p)
If this letter is addressed to more than one Borrower, each Borrower accepting the terms and conditions set out in this Letter is jointly and severally liable with the other Borrowers accepting the same. Each Borrower is liable for all obligations of any other Borrower outstanding under the Letter. The obligations and liabilities of each Borrower shall take effect immediately upon its acceptance of the terms and conditions set out or referred to in this Letter. Each Borrower further agrees that the lender is not required to give any notice or make any reference to the other Borrower(s) in relation to the utilization of the Facilities by any Borrower(s);

(q)
If this letter is addressed to the Borrower and its subsidiaries, the Borrower, as a primary debtor, is liable to the Lender for all sums payable or owing under the Facilities (whether incurred by the Borrower or its subsidiaries).

11. Default Interest Rates:

Should any payment due to the Lender under the Facilities be outstanding and remain unpaid, default interest shall be charged at the rate of 3% per annum over and above the interest rate determined pursuant to Clause 3 from due date to date of actual payment.

12. Protection:

The Borrower shall take, at its expense, such actions as the Lender thinks fit to perfect, protect or realize the security granted to the lender under the Facilities, whether by registration with any relevant authority, by the giving of notice to the issuer of any Master L/C, Export L/C or other person or by any other means whatsoever.

13. Review:

Notwithstanding the terms herein and in conformity with normal practice, the Lender reserves the right to modify, reduce or cancel the Facilities or any of the terms and conditions herein or any other documents or security relating hereto at the lender's sole discretion and without prior notice.

14. Costs:

All costs (including break-funding cost), legal costs, charges and out-of-pocket expenses in connection with the preparation and execution of the Facilities, perfection of any security documents required hereunder and the protecting and enforcing the rights of the Lender, will be borne by the Borrower on a full indemnity basis.

Armco & Metawise / No. 2009032508059000

15. General Agreement for Commercial Business:

The Facilities are also governed by General Business Terms and Conditions, to be executed by the Borrower upon the acceptance of this letter. In case of conflict, terms of this letter shall prevail to the extent of conflict.

16. Utilization:

By accepting the Facilities, the Borrower agrees that the Facilities can be used by the Borrower only. Utilization of the Facilities by the Borrower is subject to the terms and conditions set out in this letter.

17. Assignment:

The Borrower may not assign or transfer any of its rights under this Letter without the prior written consent of the Lender.

The Lender may assign and transfer its rights and obligations under the Facilities or any part thereof and for this purpose may disclose to a potential assignee or transferee such information about the Borrower, the Guarantor, and the Facilities as the lender may absolutely think fit.

18. Governing Law:

This Letter shall be governed by and construed in accordance with the Laws of the Hong Kong SAR.

19. Arbitration:

In the event that the lender chooses to settle any dispute amicably by negotiation, an agreement has to be reached within 30 days after a written notice on the existence of the dispute has been given. Otherwise it shall be referred to and finally settled by arbitration under the Rules of the Hong Kong International Arbitration Centre. The tribunal shall consist of one arbitrator who shall, in the absence of agreement of the parties, be appointed by the Hong Kong International Arbitration Centre. The place of arbitration shall be Hong Kong and the language to be used shall be English. The costs of arbitration, including reasonable attorneys’ fees, shall be borne by the losing party.

20. Notice:

Except as otherwise provided in this Letter, all requests, notices or other communications between the parties, shall be in writing and either delivered personally or by registered post or facsimile, addressed to the other party at the following address or other address as notified by such other party:

Armco & Metawise / No. 2009032508059000

To the Borrower:                                                      Armco & Metawise (H.K) Limited
Room 1706, Building 1, No 66 Jingsan Road,
Jinshui District, Zhengzhou City, Henan Province,
P.R. China, 450008
Attention:                      Wang Chunxiang
Telephone:                      0371-65862751
Facsimile:                      0371-65861170

To the lender:                                                                RZB Austria Finance (Hong Kong) Limited
Unit 2106-08, 21/F., Tower 1, Lippo Centre,
89 Queensway, Hong Kong
Attention:                      Mr. Edmond Wong / Mr. Johnny Wong
Telephone:                      852 - 28696610
Facsimile:                      852 - 27306028

Notice is effective, if hand delivered, upon delivery, if sent by mail, seven (7) business days after posting, if by facsimile, when sent.

21. General:

The Borrower should kindly confirm its acceptance of all the terms and conditions by signing and affixing the Company's stamp on the duplicate of this letter and returning it to the Lender together with the board resolution within 14 days from the date of this Letter.

This letter when accepted supersedes all previous letters, correspondence, discussions and/or meetings relating to offer and terms and conditions of finance facilities.

Should anyone of the provisions of this Letter be or become invalid, this shall not affect the validity of the other provisions hereof. Any invalid provision is to be replaced by a valid provision which comes as close as legally possible to the invalid one taking into account the economic interest of the parties.

Yours faithfully,
RZB Austria Finance(Hong Kong) Limited
For and on behalf of
RZB Austria Finance(Hong Kong) Limited

/s/__________________________________
(Authorized Signatories and Company Stamp)

Armco & Metawise / No. 2009032508059000

Accepted and Agreed for a on behalf of
Armco Metawise (H.K) Limited

/s/ Kexuan Yao__________________________________
(Authorized Signatories and Company Stamp)

Acknowledged by the Guarantor:

/s/ Kexuan Yao
Yao Kexuan